Exhibit 4.1.1

                   Limited Liability Company Agreement of
                        PSE&G Transition Funding LLC




                    LIMITED LIABILITY COMPANY AGREEMENT
                                     OF
                       PSE&G TRANSITION FUNDING LLC.
                    a Delaware Limited Liability Company
                              (the "Company")


                                 ARTICLE I

                             General Provisions

           1.01 Sole Member Registered Office. The initial sole member of the Company (the "Member") shall be Public Service Electric and Gas Company, a New Jersey corporation, or any successor as sole member pursuant to Section 4.01. The registered office of the Company in the State of Delaware shall be CT Corporation, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Member may change said registered office from one location to another in the State of Delaware.

           1.02 Other Offices. The Company may have an office at 80 Park Place, T-6, Newark, New Jersey 07102, or at any other offices that may at any time be established by the Member at any place or places within or outside the State of Delaware.

           1.03 Purpose; Nature of Business Permitted; Powers. The Company is organized primarily for the object and purpose of purchasing intangible transition property, investing in investment securities, issuing transition bonds and entering into related credit enhancement transactions. The Company shall possess and may exercise all the powers and privileges granted by the Delaware Limited Liability Company Act of the State of Delaware (the "Act") or by any other law or by this Agreement, together with any powers incidental thereto, insofar as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

           1.04 Limited Liability Company Agreement; Certificate of Formation. This document (the "Agreement") shall constitute a "limited liability company agreement" within the meaning of the Act. The
 Certificate of Formation of this Company (the "Certificate of Formation") was filed with the Secretary of State of the State of Delaware on July 21, 1999.

                                 ARTICLE II

                                  Capital

           2.01 Initial Capital. The initial capital of the Company shall be the sum of cash contributed to the Company by the Member in the amount set out opposite the name of the Member on Schedule A hereto, as amended from time to time and incorporated herein by this reference.

           2.02 Capital Account. A Capital Account shall be established and maintained for the Member on the Company's books (the "Capital Account").

           2.03 Interest. No interest shall be paid or credited to the Member on its Capital Account or upon any undistributed profits left on deposit with the Company.

                                ARTICLE III

                                   Member

           3.01 Powers. Subject to the provisions of the Certificate of Formation, this Agreement and the Act, all powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be controlled by, the Member pursuant to Section 3.05. The Member may delegate any or all such powers to the Managers. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Member shall have the following powers:

           First - To select and remove the Managers and all officers, agents and employees of the Company, prescribe such powers and duties for them as may be consistent with the Act and other applicable law, the Certificate of Formation and this Agreement, fix their compensation, and require from them security for faithful service.

           Second - To conduct, manage and control the affairs and business of the Company, and to make such rules and regulations therefor consistent with the Act and other applicable law, the Certificate of Formation and this Agreement.

           Third - To change the registered office of the Company in Delaware from one location to another; to fix and locate from time to time one or more other offices of the Company; and to designate any place within or without the State of Delaware for the conduct of the business of the Company.

           3.02 Compensation of Member. The Company shall have authority to pay to the Member reasonable compensation for the Member's services to the Company. It is understood that the compensation paid to the Member under the provisions of this Section shall be determined without regard to the income of the Company, shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Company and shall be considered as an operating expense of the Company.

           3.03 Bank Accounts. From time to time, the Member may designate a person or persons, whether such persons be the Member or not, to open and maintain one or more bank accounts; rent safety deposit boxes or vaults; sign checks, written directions or other instruments to withdraw all or any part of the funds belonging to the Company and on deposit in any savings account or checking account; negotiate and purchase certificates of deposit, obtain access to the Company safety deposit box or boxes, and generally sign such forms on behalf of the Company as may be required to conduct the banking activities of the Company.

           3.04 Other Ventures. It is expressly agreed that the Member and any affiliates, officers, directors, managers, stockholders, partners or employees of the Member, may engage in other business ventures of every nature and description, whether or not in competition with the Company, independently or with others, and the Company shall not have any rights in and to any independent venture or activity or the income or profits derived therefrom.

           3.05 Actions by the Member. All actions of the Member may be taken by written resolution of the Member which shall be signed on behalf of the Member by an authorized officer of the Member and filed with the records of the Company.

                                 ARTICLE IV

                                  OFFICERS

           SECTION 4.01 Designation; Term; Qualifications. The Managers may, from time to time, designate one or more Persons to be officers of the Company. Any officer so designated shall have such title and authority and perform such duties as the Managers may, from time to time, delegate to them. Each officer shall hold office for the term for which such officer is designated and until its successor shall be duly designated and shall qualify or until its death, resignation or removal as provided in this Agreement. Any Person may hold any number of offices. No officer need be a Manager, the Member, a Delaware resident, or a United States citizen. The Member hereby appoints the persons identified on Schedule D to be the initial officers of the Company.

           SECTION 4.02 Removal and Resignation. Any officer of the Company may be removed as such, with or without cause, by the Managers at any time. Any officer of the Company may resign as such at any time upon written notice to the Company. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the Managers.

           SECTION 4.3 Vacancies. Any vacancy occurring in any office of the Company may be filled by the Managers.

           SECTION 4.4 Compensation. The compensation, if any, of the officers of the Company shall be fixed from time to time by the Managers.

                                 ARTICLE V

                              Common Interest

           5.01 General. "Common Interest" means the interest of the Member in the Company. The Common Interest constitutes personal property and shall be freely transferable and assignable in whole but not in part upon registration of such transfer and assignment on the books of the Company in accordance with the procedures established for such purpose by the Managers of the Company. Upon registration of the transfer and assignment of the Common Interest on the books of the Company, the transferee/assignee shall be and become the sole Member of the Company and shall have the rights and powers, and be subject to the restrictions and liabilities, of the Member under this Agreement and the Act, and the transferor/assignor shall cease to be the Member, each as of the date of such registration. The Common Interest of the Member in the Company shall be evidenced by a certificate in the form set forth in Schedule B hereto.

           5.02 Distributions. The Member shall be entitled to receive, out of the assets of the Company legally available therefor, when, as and if declared by the Managers, distributions payable in cash in such amounts, if any, as the Managers shall declare.

           5.03  Rights on Liquidation, Dissolution or Winding Up.

                (a) In the event of any liquidation, dissolution or winding up of the Company, the Member shall be entitled to all remaining assets of the Company available for distribution to the Member after payment of all liabilities, debts and obligations of the Company.

                (b) Neither the sale of all or substantially all of the property or business of the Company, nor the merger or consolidation of the Company into or with another Company or other entity, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purpose of this Section 4.03.

           5.04  Redemption.  The Common Interest shall not be redeemable.

           5.05 Voting Rights. The Member shall have the sole right to vote on all matters as to which members of a limited liability company shall be entitled to vote pursuant to the Act and other applicable law.

                                 ARTICLE VI

                                  Managers

           6.01  Managers.

                (a) The management of the Company's business shall be vested in the managers of the Company (the "Managers") who shall be appointed by the Member. The Member hereby appoints the persons identified on Schedule C to initially be the Managers of the Company.

                (b) Each Manager shall be elected by the Member and shall hold office for the term for which elected and until a successor has been appointed and qualified.

                (c) The Managers shall be obliged to devote only as much of their time to the Company's business as shall be reasonably required in light of the Company's business and objectives. A Manager shall perform his or her duties as a Manager in good faith, in a manner he or she reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

                (d) The Managers shall act by the affirmative vote of a majority of the Managers. Each Manager shall have the authority to sign agreements and other instruments on behalf of the Company without the joinder of any other Manager.

                (e) Any action may be taken by the Managers without a meeting if authorized by the written consent of a majority of the Managers, which written consent shall be filed with the records of the Company.

                (f) Every Manager is an agent of the Company for the purpose of its business, and the act of every Manager, including the execution in the Company name of any instrument for carrying on the business of the Company, binds the Company, unless such act is in contravention of the Certificate of Formation or this Agreement or unless the Manager so acting otherwise lacks the authority to act for the Company and the person with whom he or she is dealing has knowledge of the fact that he or she has no such authority.

           6.02 Powers of the Managers. The Managers shall have the right and authority to take all actions which the Managers deem necessary, useful or appropriate for the day-to-day management and conduct of the Company's business.

           The Managers may exercise all powers of the Company and do all such lawful acts and things as are not by the Act, other applicable law, the Certificate of Formation or this Agreement directed or required to be exercised or done by the Member. All instruments, contracts, agreements and documents providing for the acquisition or disposition of property of the Company shall be valid and binding on the Company if executed by one or more of the Managers. All instruments, contracts, agreements and documents of whatsoever type executed on behalf of the Company shall be executed in the name of the Company by one or more Managers.

           6.03 Compensation. The Company may pay to any Manager compensation for such Manager's services rendered to the Company. Such compensation shall be treated as expenses of the Company and shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Company.

           6.04  Removal of Managers.

                     (i) The Member may remove any Manager with or without cause at any time.

                     (ii) Any removal of a Manager shall become effective on such date as may be specified by the Member and in a notice delivered to any remaining Managers or the Manager elected to replace the removed Manager (except that it shall not be effective on a date earlier than the date such notice is delivered to the remaining or newly-elected Manager). Should a Manager be removed who is also the Member, the Member shall continue to participate in the Company as the Member and receive its share of the Company's income, gains, losses, deductions and credits pursuant to this Agreement.

           6.05 Resignation of Manager. A Manager may resign as a Manager at any time by notice to the Member. Such resignation shall be effective as set forth in such notice.

           6.06 Vacancies. Any vacancies among the Managers may be filled by the Member.

                                ARTICLE VII

                     Allocations of Profits and Losses

           All profits and losses of the Company for any fiscal period shall be allocated and credited to the Member's Common Interest.

                                ARTICLE VIII

                                  Expenses

           Except as otherwise provided in this Agreement, the Company shall be responsible for all expenses and the allocation thereof including without limitation:

                (a) all expenses incurred by the Member or its affiliates in organizing the Company;

                     (i) all expenses related to the payment of the principal of and interest on the transition bonds issued by the Company;

                (a) all expenses related to the business of the Company and all routine administrative expenses of the Company, including the maintenance of books and records of the Company, the preparation and dispatch to the Member of checks, financial reports, tax returns and notices required pursuant to this Agreement;

                (b) all expenses incurred in connection with any litigation or arbitration involving the Company (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith;

                (c) all expenses for indemnity or contribution payable by the Company to any person;

                (d) all expenses incurred in connection with the collection of amounts due to the Company from any person;

                (e) all expenses incurred in connection with the preparation of amendments to this Agreement;

                (f) all expenses incurred in connection with the liquidation, dissolution and winding up of the Company; and

                (g) all expenses otherwise allocated in good faith to the Company by the Managers.

                                 ARTICLE IX

                           Accounting and Records

           9.01 Records and Accounting. The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company's business. The fiscal year of the Company for financial reporting and for federal income tax purposes shall be the calendar year.

           9.02 Access to Accounting Records. All books and records of the Company shall be maintained at any office of the Company or at the Company's principal place of business, and the Member, and its duly authorized representative, shall have access to them at such office of the Company and the right to inspect and copy them at reasonable times.

           9.03 Tax Elections. The Managers shall make the following elections on behalf of the Company:

                (a) To elect the calendar year as the Company's fiscal year if permitted by applicable law;

                (b)  To elect the accrual method of accounting;

                (c) To elect to treat all organization and start-up costs of the Company as deferred expenses amortizable over 60 months under
 Section 195 of the Code; and

                (d) To elect with respect to such other federal, state and local tax matters as the Managers shall agree from time to time.

           9.04 Annual Tax Information. The Managers shall cause the Company to deliver to the Member all information necessary for the preparation of the Member's federal income tax return.

           9.05 Tax Matters Member. The Member shall communicate and negotiate with the Internal Revenue Service on any tax matter on behalf of the Member and the Company.

                                 ARTICLE X

                            Perpetual Existence

           The Company shall have a perpetual existence. So long as any of the Company's transition bonds shall remain outstanding, the Member shall not be entitled to consent to the dissolution of the Company.

                                 ARTICLE XI

                              Indemnification

           11.01 Indemnity. Subject to the provisions of Section 10.04 hereof, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that such person is or was a Manager, Member, officer, controlling person, employee, legal representative or agent of the Company, or is or was serving at the request of the Company as a member, manager, director, officer, partner, shareholder, controlling person, employee, legal representative or agent of another limited liability company, partnership, corporation, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

           11.02 Indemnity for Actions By or In the Right of the Company. Subject to the provisions of Section 10.04 hereof, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the rights of the Company to procure a judgment in its favor by reason of the fact that he is or was a Member, Manager, officer, controlling person, employee, legal representative or agent of the Company, or is or was serving at the request of the Company as a member, manager, director, officer, partner, shareholder, controlling person, employee, legal representative or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by such person in connection with the defense or settlement of the actions or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

           11.03 Indemnity If Successful. The Company may indemnify a Member, Manager, officer, employee or agent of the Company against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense of any action, suit or proceeding referred to in Sections 10.01 and 10.02 or in defense of any claim, issue or matter therein, to the extent that such person or entity has been successful on the merits.

           11.04 Expenses. Any indemnification under Sections 10.01 and 10.02, as well as the advance payment of expenses permitted under Section
 10.05 unless ordered by a court or advanced pursuant to Section 10.05 below, must be made by the Company only as authorized in the specific case upon a determination that indemnification of the Member, Manager, officer, employee or agent is proper in the circumstances. The determination must be made:

                (a) By the Member if the Member was not a party to the act, suit or proceeding; or

                (b) If the Member was a party to the act, suit or proceeding by independent legal counsel in a written opinion.

           11.05 Advance Payment of Expenses. The expenses of the Member and each Manager incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Member or such Manager to repay the amount if it is ultimately determined by a court of competent jurisdiction that the Member or such Manager is not entitled to be indemnified by the Company. The provisions of this subsection do not affect any rights to advancement of expenses to which personnel other than the Member or the Managers may be entitled under any contract or otherwise by law.

           11.06 Other Arrangements Not Excluded. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article 10:

                (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Certificate of Formation or any agreement, decision of the Member or otherwise, for either an action of a Member, Manager, officer, employee or agent in the official capacity of such person or an action in another capacity while holding such position, except that indemnification, unless ordered by a court pursuant to Section 10.05 above, may not be made to or on behalf of the Member or any Manager if a final adjudication established that its acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

                (b) Continues for a person who has ceased to be a Member, Manager, officer, employee or agent and inures to the benefit of the successors, heirs, executors and administrators of such a person.

                                ARTICLE XII

                          Miscellaneous Provisions

           12.01 Amendments. This Limited Liability Company Agreement may be amended by written instrument executed by the Member and the Company and filed with the records of the Company.

           12.02 Applicable Law. This Agreement, and its application, shall be governed by the laws of the State of Delaware.

           12.03 Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provisions contained herein.

           12.04 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be deemed invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

           12.05 Assigns. Each and all of the covenants, terms, provisions and agreements contained in this Agreement shall be binding upon and inure to the benefit of the Member, and its successors and assigns.


           IN WITNESS WHEREOF, this Limited Liability Company Agreement is hereby executed by the undersigned as the sole Member of the Company as of July 21, 1999.


                          PUBLIC SERVICE ELECTRIC
                             AND GAS COMPANY


                          By: /s/ James T. Foran
                          Name:   James T. Foran
                          Title:  General Corporate Counsel of
                                  Public Service Electric and Gas Company



                                 SCHEDULE A


                Schedule of Capital Contributions of Member


                              COMMON INTEREST


   MEMBER'S                    CAPITAL         COMMON INTEREST      CAPITAL
    NAME                    CONTRIBUTION         PERCENTAGE         ACCOUNT

 Public Service Electric
 and Gas Company              $1,000              100%               $1,000



                                 SCHEDULE B




                       CERTIFICATE OF COMMON INTEREST

                                     of

                        PSE&G Transition Funding LLC

                        A Limited Liability Company

             Organized under the Laws of the State of Delaware


      This Certificate is issued and shall be held subject to the provisions of the Certificate of Formation of PSE&G Transition Funding LLC, a Limited Liability Company organized under the laws of the State of Delaware (the "Company"), filed on July __, 1999 with the Secretary of State of the State of Delaware, and the Limited Liability Company Agreement dated July __, 1999 of the Company, as each may be amended from time to time.

      This Certificate of Common Interest certifies that Public Service Electric and Gas Company is the registered holder of the entire Common Interest of the Company, which Common Interest shall be transferable only on the books of the Company by the holder hereof in person or by a duly authorized attorney upon surrender of this Certificate with a proper endorsement.

      IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by one of its duly authorized Managers this ___ day of July, 1999.


                                    __________________________
                                    Title:  Manager



                        PSE&G TRANSITION FUNDING LLC


      For Value Received the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
        the entire Common Interest of the Company represented by the within Certificate and does hereby irrevocably constitute and appoint

      _______________________________________________________________________

      Attorney, to transfer said Common Interest on the books of the Company with full power of substitution in the premises.

      Dated:____________________


                                      ___________________________________




                                 SCHEDULE C


                              Initial Managers

 Names

 1)   Robert E. Busch

 2)   Robert C. Murray

 3)   R. Edwin Selover



                                 SCHEDULE D


                              Initial Officers


 Names                    Office

 Robert C. Murray         President and Chief Executive Officer

 Robert E. Busch          Senior Vice-President and Chief Financial Officer

 James T. Foran           Vice-President and General Counsel

 Morton A. Plawner        Vice-President and Treasurer

 Edward J. Biggins, Jr.   Assistant Secretary

 Steven B. Oster          Assistant Treasurer

 Ardeshir Rostami         Assistant Treasurer

 Fred F. Saunders         Assistant Treasurer

 Patrick M. Burke         Assistant Secretary

 James T. Foran           Assistant Secretary

 Patricia A. Rado         Controller